Exhibit 23

Deloitte & Touche LLP 555 Mission Street San Francisco, CA 94105 USA www.deloitte.com

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-237082 on Form S-3 and Registration Statement Nos. 333-74036, 333-100671, 333-189506, 333-195375, 333-203620, 333-142194, 333-166193, 333-268116, 333-227999 on Form S-8 of U.S. Bancorp of our report dated October 3, 2022, relating to the financial statements of MUFG Union Bank, N.A. appearing in this Current Report on Form 8-K/A of U.S. Bancorp dated February 16, 2023.

/s/ Deloitte & Touche LLP

San Francisco, California
February 16, 2023